UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 15, 2006
__________________________

GENIUS PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	0-27915	33-0852923
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

740 Lomas Santa Fe, Suite 210
Solana Beach, California 92075
(Address of Principal Executive Offices) (Zip Code)

(858) 793-8840
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of March 15, 2006, Genius Products, Inc. (the “Company”) entered into a lease agreement for the premises comprising approximately 17,400 square feet at 2230 Broadway, Santa Monica, CA 90404 (the “Lease”). The parties to the Lease are the Company, as tenant, and Ed Silver, Co-Trustee of Silver Trust and Tess Weinstein, co-Trustee of Weinstein Trust, d/b/a PTL Realty, as landlord.

The term of the Lease extends for five (5) years and fifteen (15) days, ending on March 31, 2011. The Company is obligated to pay a security deposit of $174,443.78, and rent in the amount of $31,059.00 for the period from March 15, 2006 through March 31, 2006. Thereafter, the Company’s monthly rent obligations are: $54,810.00 per month for the period April 1, 2006 through March 31, 2007; $56,454.30 per month for the period April 1, 2007 through March 31, 2008; $58,147.93 per month for the period April 1, 2008 through March 31, 2009; $59,892.40 per month for the period April 1, 2009 through March 31, 2010; and $61,689.17 per month for the period April 1, 2010 through March 31, 2011. In addition, the Company is obligated to pay for its share of common operating expenses and, if applicable, any increases in property taxes and insurance above the base year 2006. At the end of the term, the Company has one option to renew the lease for an additional five (5) years at 95% of the then current fair market rental price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: March 24, 2006	By:	/s/ John Mueller

John Mueller Chief Financial Officer